                                                                    Exhibit 4.18

                                TRUST AGREEMENT
                                       OF
                            GOLDMAN SACHS CAPITAL V

      THIS TRUST AGREEMENT is made as of February 15, 2005 (the "Trust Agreement"), by and among The Goldman Sachs Group, Inc., a Delaware corporation, as depositor (the "Depositor"), and The Bank of New York (Delaware), as trustee (the "Delaware Trustee"). The Depositor and the Delaware Trustee hereby agree as follows:

      1. The trust created hereby shall be known as Goldman Sachs Capital V (the "Trust"), in which name the Delaware Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount constitutes the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

      3. The Depositor and the Delaware Trustee will enter into an amended and restated Trust Agreement or Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital or Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

      4. The Depositor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital or Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital or Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Capital or Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange, Inc. or other exchange, or the National Association of Securities Dealers, Inc. ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital or Preferred Securities of the Trust to be listed on the New York Stock Exchange, Inc. or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Capital or Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital or Preferred Securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital or Preferred Securities of the Trust; and (vi) to take all other actions incident and reasonably related to the performance of its obligations hereunder which are not specifically provided for in this Section.

            In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by a trustee, the Delaware Trustee, in its capacity as trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, NASD, or state securities or "Blue Sky" laws.

      5. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

      7. The Depositor agrees: (1) to reimburse the Delaware Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and

            (2) to indemnify the Delaware Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes imposed on the income of the Delaware Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      8. The Trust may be dissolved and terminated before the issuance of the Capital or Preferred Securities at the election of the Depositor.

      9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

      10. If the Trust does not issue Capital Securities within ten years of the date of this Trust Agreement, this Trust Agreement will terminate.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                           THE GOLDMAN SACHS GROUP, INC., as
                                           Depositor

                                           By: /s/ David M. Weil
                                               __________________________
                                               Name:  David M. Weil
                                               Title: Treasurer

                                           THE BANK OF NEW YORK (DELAWARE), as
                                           trustee

                                           By: /s/ Kristine K. Gullo
                                               __________________________
                                               Name:  Kristine K. Gullo
                                               Title: Asst. Vice President